UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   April 15, 2011

PLAYLOGIC ENTERTAINMENT, INC
(Name of Small Business Issuer as specified in its charter)

Delaware	0-49649	23-3083371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7880 Third avenue , New York NY 10022 USA
(Address of principal executive offices and zip code)

Company’s telephone number, including area code:  646 216 9653

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions ( see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      OTHER EVENTS

April 15, 2011, Playlogic Entertainment, Inc. (Nasdaq Pink Sheets: PLGC.PK)    The Board of Directors has decided to change the company’s name into Donar Ventures, Inc. and no longer use Playlogic Entertainment, Inc. Accordingly, the company started the process with the SEC to change the name and the ticker code at the stock exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.

Date: April 15, 2011	By:	/s/ Willy Simon
Name: Willy Simon Title: Chairman of the Board of Directors